Sub-Item 77Q.1

AMENDMENT
#12
TO THE BY-
LAWS
OF
FEDERATED
U.S.
GOVERNMENT
SECURITIES
FUND:  1-3
YEARS

Effective June 1,
2013

	Strike
Section 5.  Powers
of Executive
Committee from
ARTICLE III -
POWERS AND
DUTIES OF THE
EXECUTIVE AND
OTHER
COMMITTEES
and replace with the
following:

	Section 5.
Powers of
Executive
Committee.
During the
intervals between
the Meetings of
the Trustees, the
Executive
Committee,
except as limited
by the By-Laws of
the Trust or by
specific directions
of the Trustees,
shall possess and
may exercise all
the powers of the
Trustees in the
management and
direction of the
business and
conduct of the
affairs of the Trust
in such manner as
the Executive
Committee shall
deem to be in the
best interests of
the Trust, and
shall have power
to authorize the
Seal of the Trust
(if there is one) to
be affixed to all
instruments and
documents
requiring the
same.
Notwithstanding
the foregoing, the
Executive
Committee shall
not have the
power to elect or
remove Trustees,
increase or
decrease the
number of
Trustees, elect or
remove any
Officer, issue
shares or
recommend to
shareholders any
action requiring
shareholder
approval.


      Insert the
following into
ARTICLE VIII,
AGREEMENTS,
CHECKS,
DRAFTS,
ENDORSEMENT
S, ETC. and
renumber the
remaining
sections
accordingly:
	Section 2.
Delegation of
Authority
Relating to
Dividends.  The
Trustees or the
Executive
Committee may
delegate to any
Officer or Agent
of the Trust the
ability to
authorize the
payment of
dividends and the
ability to fix the
amount and other
terms of a
dividend
regardless of
whether or not
such dividend has
previously been
authorized by the
Trustees.

	The title of
ARTICLE VIII is
deleted and
replaced as
follows:
?AGREEMENTS,
CERTAIN
DELEGATION,
CHECKS,
DRAFTS,
ENDORSEMENT
S, ETC.?







		US_ACTIVE-114726591.1-JWKULBAC 10/25/2013 12:17 PM